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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  July 17, 2003
                Date of Report (Date of earliest event reported)


                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)

            Delaware                     001-16179             72-1409562
(State or other jurisdiction of         (Commission        (I.R.S. Employer
 incorporation or organization)         file number)       Identification No.)

                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                    (Address of principal executive offices)

                                 (504) 569-1875
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 9. Regulation FD Disclosure.

     In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 9, including Exhibits 99.1 and 99.2, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any registration statement or other filing pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

     On July 21, 2003, we issued a press release announcing that we intend to offer $150 million of Senior Notes due 2010 in a private placement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

     The information contained in this Current Report on Form 8-K, including
Exhibit 99.1 hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities offered. The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

     At June 30, 2003, we had $40 million outstanding and $60 million of credit capacity available under our bank credit facility. In connection with the proposed senior notes offering, we will amend our bank credit facility. The proposed amendments will include the consent from our bank credit facility lenders to the senior notes offering and will amend the facility to make related changes. The amendment also would reduce the borrowing base under our bank credit facility to $60 million upon consummation of the offering.

     On July 3, 2003, we filed a registration statement with the Securities and Exchange Commission ("SEC") registering 2,500,000 shares of our common stock for sale by Evercore Capital Partners L.P. and its affiliates ("Evercore"). The registration statement was declared effective on July 11, 2003. As of June 30, 2003, Evercore beneficially owned approximately 22% of our outstanding shares of common stock.

     On July 17, 2003, our Board of Directors elected T. Rodney Dykes as Senior Vice President--Production and William Flores, Jr. as Senior Vice President--Drilling. Mr. Dykes joined us in April 2001 and was previously our Vice President of Exploitation. Mr. Flores will join us in August 2003. Also on July 17, our Board of Directors announced that they increased our capital expenditure budget for 2003 to $110 million. A copy of the press release announcing these actions is attached hereto as Exhibit 99.2. Clinton W. Coldren, former Executive Vice President and Chief Operating Officer, is no longer with the Company and is pursuing other interests.

     The following information is contained in the preliminary offering circular dated July 18, 2003 relating to the proposed private placement of the senior notes.


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     We have budgeted to drill at least 19 prospects in 2003 and expect to identify a number of additional prospects and leads as we continue to evaluate our geoscience and technical databases. As of June 30, 2003, we had drilled wells on seven of these prospects, six of which resulted in discoveries.

     As of June 30, 2003, we operated approximately 89% of our production.

     Our senior management team has an average of 25 years of oil and natural gas industry experience and beneficially owns 16% of our common stock.

     At March 31, 2003, we had interests in 21 producing fields and 4 fields under development, all of which are located in the Gulf of Mexico Shelf region.

     Our Eastern area operations accounted for approximately 57% of our net daily production during the first quarter of 2003 and 37% ($9.0 million) of our first quarter 2003 capital expenditures. During the month of March 2003, 52% of our net daily production came from our East Bay field.

     Our Central area operations accounted for approximately 13% of our net daily production during the first quarter of 2003 and 14% ($3.4 million) of our first quarter 2003 capital expenditures.

     Our Western area is comprised of 14 producing fields and 4 under development consisting primarily of those acquired in the Hall-Houston acquisition. Our Western area operations accounted for approximately 30% of our net daily production during the first quarter of 2003 and accounted for 49% ($11.9 million) of our first quarter 2003 capital expenditures.

     We enter into hedging transactions with major financial institutions to reduce exposure to fluctuations in the price of oil and natural gas. Our hedged volume as of June 30, 2003 approximated 27% of our estimated production from proved reserves through the balance of the terms of the contracts. Had these contracts been terminated at June 30, 2003, we estimate the loss would have been $4.3 million. We use a sensitivity analysis technique to evaluate the hypothetical effect that changes in the market value of crude oil and natural gas may have on fair value of our derivative instruments. At June 30, 2003, the potential change in the fair value of commodity derivative instruments assuming a 10% adverse movement in the underlying commodity price was a $3.7 million increase in the combined estimated loss.

     Statement of Financial Accounting Standards No. 141, "Business Combinations," and No. 142, "Goodwill and Intangible Assets," became effective for us on July 1, 2001 and January 1, 2002, respectively. On adoption, we believe that companies in our industry did not believe that these statements changed the existing authoritative literature specific to accounting for oil and natural gas producing properties. We believe the SEC is currently reviewing the application of the accounting prescribed by these statements to the oil and natural gas industry. The result may be to require that mineral use rights, such as leasehold interests, be separately classified in


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the balance sheets of oil and natural gas companies. Specifically, these standards may require that mineral use rights, including proved leaseholds acquired in a business combination, be classified on the balance sheet as intangible assets for all leaseholds acquired subsequent to June 30, 2001. Accordingly, in a future filing we may be required to reclassify, on the balance sheets presented, mineral use rights, including leasehold interests, acquired subsequent to July 1, 2001. The reclassification would result in amounts being reclassified from "property and equipment" to "intangible acquired proved leaseholds" and "unproved intangible oil and natural gas properties." The amounts reclassified from "net property and equipment" would have no effect on depreciation, depletion and amortization, net income (loss) available to common stockholders, total assets or total accumulated depreciation, depletion and amortization for the periods presented.

     All statements other than statements of historical fact contained in this Current Report on Form 8-K and other periodic reports filed by us under the Securities Exchange Act of 1934 and other written or oral statements made by us or on our behalf, are forward-looking statements. When used herein, the words "anticipates", "expects", "believes", "goals", "intends", "plans", or "projects" and similar expressions are intended to identify forward-looking statements. It is important to note that forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause our actual results to differ materially from the views, beliefs and estimates expressed or implied in such forward-looking statements. We refer you specifically to the section "Additional Factors Affecting Business" in Items 1 and 2 of our annual report on Form 10-K for the fiscal year ended December 31, 2002. Although we believe that the assumptions on which any forward-looking statements in this Current Report and other periodic reports filed by us are reasonable, no assurance can be given that such assumptions will prove correct. All forward-looking statements in this Current Report are expressly qualified in their entirety by the cautionary statements in this paragraph.



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                                  EXHIBIT INDEX

        Exhibit No.             Description
        -----------             -----------------------------------

        99.1                    Press Release, dated July 21, 2003

        99.2                    Press Release, dated July 17, 2003




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 21, 2003

                               ENERGY PARTNERS, LTD.


                               By:    /s/ Suzanne V. Baer
                                      -------------------------------------
                                      Suzanne V. Baer
                                      Executive Vice President and Chief
                                      Financial Officer
                                      (Authorized Officer and Principal
                                      Financial Officer)